UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 26, 2009 (May 20, 2009)

International Textile Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23938	33-0596831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

804 Green Valley Road, Suite 300, Greensboro, North Carolina		27408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(336) 379-6220

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2009, International Textile Group, Inc. (the “Company”), General Electric Capital Corporation (“GE”), as agent and a lender, and the other signatories thereto, entered into the Limited Waiver and Amendment No. 15 (the “Credit Agreement Amendment”) to the Company’s credit agreement dated December 29, 2006 (as amended to date, the “Credit Agreement”). The Credit Agreement Amendment provides a waiver, until June 20, 2009 from the requirement under the Credit Agreement that the Company’s independent registered public accounting firm’s audit opinion with respect to the Company’s annual consolidated financial statements be unqualified as to scope and ability to continue as a going concern. The report dated March 27, 2009 of the Company’s independent registered public accounting firm with respect to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 was unqualified but contained an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern. Prior to the entry into the Credit Agreement Amendment, the lenders thereunder informed the Company that they deemed the inclusion of such paragraph to be a violation of a covenant in the Credit Agreement and a default thereunder, and such lenders expressly reserved all rights and remedies available to them under the Credit Agreement as a result thereof.

Pursuant to the Credit Agreement Amendment, the commitment fee on unused borrowings under the revolving credit facility portion of the Credit Agreement was increased to 1.0% per year, payable monthly. Also, as of May 20, 2009, the interest rate margin applicable to loans made under the Credit Agreement was increased to 4.0% in excess of LIBOR (as defined in the Credit Agreement Amendment) rate or 3.0% in excess of the Base Rate (as defined in the Credit Agreement Amendment), as selected by the Company. Giving effect to the increase in the interest rate margins, and after taking into account the elimination of the 2% interest rate penalty no longer payable as a result of the waiver of the deemed default, as of March 31, 2009, the weighted average interest rate on amounts outstanding under the Credit Agreement would have been 5.09%.

The Credit Agreement Amendment also provides for certain modifications to the approval rights of the lenders thereunder as it relates to approving future amendments thereto, and authorizes GE, as Agent, to exercise certain control over the Company’s bank accounts.

Notwithstanding the foregoing, however, the Company cannot provide any assurances that it will be successful in obtaining an extension of the waiver described above, or any additional waivers, beyond June 20, 2009, or that the lenders under the Credit Agreement would grant any waivers, or enter into any amendments, with respect to defaults under the Credit Agreement that may arise in the future. The failure by the Company to obtain any necessary extensions, additional waivers or other amendments or modifications on commercially reasonable terms, on a timely basis, or at all, could result in severe liquidity issues and may delay or make impossible the implementation of the Company’s strategy, and may materially adversely affect its financial condition and results of operations as well as its ability to operate as a going-concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By: /s/ Russell M. Robinson III

Name: Russell M. Robinson III
Title:	Vice President and Secretary

Date: May 26, 2009